Exhibit 10.22

AMENDMENT TO THE NOTE PURCHASE AGREEMENT

This AMENDMENT TO THE NOTE PURCHASE AGREEMENT, is made and entered into as of June 17, 2004 (this “Amendment”) to amend the Note Purchase Agreement by and among HealthEssentials Solutions, Inc. (the “Company”), Bruckmann, Rosser, Sherrill & Co. II, L.P. (“BRS”), Marilena Tibrea, Julie Frist and the other parties that from time to time become party thereto, dated as of June 10, 2004 (the “Note Purchase Agreement”), as set forth herein.

All capitalized terms used and not otherwise defined herein shall have the respective meanings ascribed to such terms in the Note Purchase Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and premises contained herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

Section 1. Amendments. The Note Purchase Agreement is hereby amended as follows:

(a) Section 1.3 is hereby deleted in its entirety and replaced with the following amended Section 1.3:

The Closing. The closing of the purchase and sale of the BRS Notes contemplated by Section 1.2.(a) above (the “Initial Closing”) shall take place at the offices of Dechert LLP, 4000 Bell Atlantic Tower, 1717 Arch Street, Philadelphia, PA 19103 at 10:00 a.m. on June 15, 2004, or at such other place or on such other date as may be mutually agreeable to the Company and BRS. The closing of the purchases and sales of the Notes contemplated by Sections 1.2.(b) above (the “Second Closing”) shall take place at the offices of Dechert LLP, 4000 Bell Atlantic Tower, 1717 Arch Street, Philadelphia, PA 19103 at such time and on such date as may be mutually agreeable to the Company and BRS. The closing of the purchases and sales of the Notes contemplated by Sections 1.2.(c) above (the “Third Closing”) shall take place at the offices of Dechert LLP, 4000 Bell Atlantic Tower, 1717 Arch Street, Philadelphia, PA 19103 at such time and on such date as may be mutually agreeable to the Company and BRS. Within 30 days following each Closing, the Company shall deliver to each Purchaser instruments evidencing the Note to be purchased by such Purchaser at such Closing, payable to the order of such Purchaser or its nominee or registered in such Purchaser’s or its nominee’s name, respectively, upon payment of the purchase price thereof by a cashier’s or certified check, or by wire transfer of immediately available funds to an account designated by the Company, in the aggregate amount set forth opposite such Purchaser’s name on the applicable schedule attached hereto.

Section 2. Effect of Amendment. Except as specifically set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect, the rights and remedies of the parties under the Note Purchase Agreement, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Note Purchase Agreement, all of which are ratified and affirmed in all respects and shall remain in full force and effect. This Amendment shall apply and be effective only with respect to the provisions of the Note Purchase Agreement specifically referred to herein.

Section 3. Severability. Whenever possible, each provision of this Amendment shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Amendment is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Amendment.

Section 4. Counterparts. This Amendment may be executed simultaneously in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same Amendment.

Section 5. Descriptive Headings; Interpretation. The descriptive headings of this Amendment are inserted for convenience only and do not constitute a substantive part of this Amendment. The use of the word “including” in this Amendment shall be by way of example rather than by limitation.

Section 6. Governing Law. This Amendment shall be governed by and construed and enforced in accordance with the internal laws of the State of Delaware, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than those of the State of Delaware.

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date and year first above written.

HEALTHESSENTIALS SOLUTIONS, INC.

By:
Name:
Title:

BRUCKMANN, ROSSER, SHERRILL & CO. II, L.P.

By:	BRSE, L.L.C.
Its:	General Partner

By:
Name:
Title:

Marilena Tibrea

Julie Frist